EXHIBIT 11.01
                                                                   -------------

        STATEMENTS OF COMPUTATION OF BASIC AND DILUTED NET LOSS PER SHARE
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                     THREE MONTHS ENDED
                                                           MARCH 31,
                                               --------------------------------
                                                     2004             2003
                                               --------------    --------------

Loss applicable to common stockholders         $      (11,005)   $      (13,303)
                                               ==============    ==============

Basic and diluted:

Weighted average shares of common stock
    outstanding                                   136,459,553        64,931,588


                                               --------------    --------------
Weighted average shares used in                   136,459,553        64,931,588
    computing basic and diluted net loss per share

Basic and diluted net loss per share           $        (0.08)   $        (0.20)
                                               ==============    ==============




THIS EXHIBIT CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM DSL.NET, INC.'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2004 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH REPORT.